Nelnet Reports Second Quarter 2024 Results
LINCOLN, Neb., August 8, 2024 - Nelnet (NYSE: NNI) today reported GAAP net income of $45.1 million, or $1.23 per share, for the second quarter of 2024, compared with GAAP net income of $27.4 million, or $0.73 per share, for the same period a year ago.
Net income, excluding derivative market value adjustments1, was $43.9 million, or $1.20 per share, for the second quarter of 2024, compared with $25.9 million, or $0.69 per share, for the same period in 2023.
"The operating results and cash generation from our businesses continue to be strong in 2024,” said Jeff Noordhoek, chief executive officer of Nelnet. “We are excited about our current and future opportunities, always with a commitment to delivering exceptional service to our customers and a strategic focus on long-term success. Leveraging our position of strong liquidity to capitalize on market opportunities, including loan acquisitions, strategic investments, and capital management initiatives, continues to be a priority.”
Nelnet has four reportable operating segments, earning interest income on loans in its Asset Generation and Management (AGM) and Nelnet Bank segments, both part of the company's Nelnet Financial Services (NFS) division, and fee-based revenue in its Loan Servicing and Systems and Education Technology Services and Payments segments. Other business activities and operating segments that are not reportable and not part of the NFS division are combined and included in Corporate Activities.
Asset Generation and Management
The AGM operating segment reported loan and investment net interest income of $35.8 million during the second quarter of 2024, compared with $21.5 million for the same period a year ago. Net interest income for the second quarter of 2023 included a $25.9 million expense recognized by the company as a result of redeeming bonds prior to their maturity. Excluding this expense, net interest income for the quarter ended June 30, 2023, was $47.4 million. The decrease in 2024 compared with 2023 was due to the expected runoff of the loan portfolio and a decrease in loan spread2. The average balance of loans outstanding decreased from $13.6 billion for the second quarter of 2023 to $10.5 billion for the same period in 2024.
During the second quarter of 2024, the company recorded an allowance for credit losses and provision expense of $5.9 million ($4.5 million after tax, or $0.12 per share) related to certain of the company's residual ownership investments in loan securitizations. The company's estimate of future cash flows from the beneficial interest in certain consumer loan securitizations was lower than anticipated due to increased loan defaults within such securitizations.
AGM recognized net income after tax of $18.5 million for the three months ended June 30, 2024, compared with $13.5 million for the same period in 2023.
Nelnet Bank
As of June 30, 2024, Nelnet Bank had a $542.4 million and $624.9 million loan and investment portfolio, respectively, and total deposits, including intercompany deposits, of $1.03 billion. Nelnet Bank reported a net loss after tax for the three months ended June 30, 2024 of $2.8 million, compared with net income of $1.3 million for the same period in 2023. Nelnet Bank recognized provision for loan losses in the second quarter of 2024 of $7.8 million ($5.9 million after tax), due primarily from the establishment of an initial allowance for loans originated and acquired during the period.
Loan Servicing and Systems
Revenue from the Loan Servicing and Systems segment was $109.1 million for the second quarter of 2024, compared with $122.0 million for the same period in 2023. On April 1, 2024, the company began to earn revenue under its new Unified Servicing and Data Solution (USDS) contract which replaced its legacy student loan servicing contract with the Department of Education (Department). Revenue earned under the USDS contract on a per borrower blended basis is lower than the legacy contract.
As of June 30, 2024, the company was servicing $523.8 billion in government-owned, Federal Family Education Loan Program (FFEL Program), private education, and consumer loans for 15.5 million borrowers, compared with $559.1 billion in servicing volume for 16.6 million borrowers as of June 30, 2023.
1 Net income, excluding derivative market value adjustments, is a non-GAAP measure. See "Non-GAAP Performance Measures" at the end of this press release and the "Non-GAAP Disclosures" section below for explanatory information and reconciliations of GAAP to non-GAAP financial information.

2 Loan spread represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

Following the completion of significant technology initiatives due to the transition from the legacy servicing contract to the new USDS contract, the company estimates incurring a charge of $7.1 million, including $2.1 million ($1.6 million after tax, or $0.04 per share) that was recognized in the second quarter of 2024. The remaining expense will be recognized during the second half of 2024.
The Loan Servicing and Systems segment reported net income after tax of $1.7 million for the three months ended June 30, 2024, compared with $12.9 million for the same period in 2023.
Education Technology Services and Payments
For the second quarter of 2024, revenue from the Education Technology Services and Payments operating segment was $116.9 million, an increase from $109.9 million for the same period in 2023. Revenue less direct costs to provide services for the second quarter of 2024 was $76.7 million, compared with $69.5 million for the same period in 2023.
Net income after tax for the Education Technology Services and Payments segment was $19.5 million for the three months ended June 30, 2024, compared with $13.7 million for the same period in 2023.
Corporate Activities
Included in Corporate Activities is the operating results of the company's 45 percent voting membership interest in ALLO Holdings LLC, a holding company for ALLO Communications LLC (ALLO). During the second quarter of 2023, the company recognized a loss on its ALLO voting membership interest investment of $12.2 million ($9.3 million after tax). The company has no remaining carrying value related to this investment in ALLO. Accordingly, no losses were recognized on this investment in the second quarter of 2024, and absent additional voting membership equity contributions, the company will not recognize future losses on this investment.
For the second quarter of 2024, the company reported a loss of $4.8 million ($2.9 million after tax and noncontrolling interests) in its solar engineering, procurement, and construction (EPC) business, compared with a loss of $8.2 million ($5.0 million after tax and noncontrolling interests) for the same period in 2023. On April 12, 2024, the company announced a change in its solar EPC operations to focus exclusively on the commercial solar market and will discontinue its residential solar operations. As a result, during the second quarter 2024, the company recognized non-cash impairment charges on certain residential solar assets and other restructuring charges of $3.5 million ($2.7 million after tax, or $0.07 per share).
Share Repurchases
During the first six months of 2024, the company has repurchased 884,704 Class A common shares for $82.3 million (average price of $93.04 per share), including a total of 487,980 Class A common shares for $46.8 million (average price of $95.99 per share) during the second quarter.
Board of Directors Declares Third Quarter Dividend
The Nelnet Board of Directors declared a third-quarter cash dividend on the company's outstanding shares of Class A common stock and Class B common stock of $0.28 per share. The dividend will be paid on September 13, 2024, to shareholders of record at the close of business on August 30, 2024.
Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of federal securities laws. The words “anticipate,” “assume," "believe,” “continue,” “could,” "ensure," “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” "scheduled," “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this release and are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the company under existing and future servicing contracts with the Department of Education, risks related to unfavorable contract modifications or interpretations, and risks related to the company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, FFEL Program, private education, and consumer loans; loan portfolio risks such as prepayments, credit risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFEL Program, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFEL Program, private education, consumer, and other loans; financing and liquidity risks, including risks of changes in the interest rate environment;

risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets; risks related to a breach of or failure in the company's operational or information systems or infrastructure, or those of third-party vendors, including disclosure of confidential or personal information and/or damage to reputation resulting from cyber breaches; risks related to use of artificial intelligence; uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; risks related to the ability of Nelnet Bank to achieve its business objectives and effectively deploy loan and deposit strategies and achieve expected market penetration; risks related to the expected benefits to the company from its continuing investment in ALLO and Hudl, and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities and rising construction costs; risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom) including venture capital and real estate investments, reinsurance, acquisitions, and other activities (including risks associated with errors that occasionally occur in converting loan servicing portfolios to a new servicing platform), including activities that are intended to diversify the company both within and outside of its historical core education-related businesses; risks from changes in economic conditions and consumer behavior; risks related to the company's ability to adapt to technological change; risks related to the exclusive forum provisions in the company's articles of incorporation; risks related to the company's executive chairman's ability to control matters related to the company through voting rights; risks related to related party transactions; risks and uncertainties associated with climate change; risks related to natural disasters, terrorist activities, or international hostilities; and risks and uncertainties associated with litigation matters and maintaining compliance with the extensive regulatory requirements applicable to the company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the company's consolidated financial statements.
For more information, see the "Risk Factors" sections and other cautionary discussions of risks and uncertainties included in documents filed or furnished by the company with the Securities and Exchange Commission. All forward-looking statements in this release are as of the date of this release. Although the company may voluntarily update or revise its forward-looking statements from time to time to reflect actual results or changes in the company's expectations, the company disclaims any commitment to do so except as required by law.
Non-GAAP Performance Measures
The company prepares its financial statements and presents its financial results in accordance with U.S. GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. Reconciliations of GAAP to non-GAAP financial information, and a discussion of why the company believes providing this additional information is useful to investors, is provided in the "Non-GAAP Disclosures" section below.

Consolidated Statements of Operations
(Dollars in thousands, except share data)
(unaudited)

	Three months ended					Six months ended
	June 30, 2024	March 31, 2024	(1)	June 30, 2023	(1)	June 30, 2024	June 30, 2023	(1)
Interest income:
Loan interest	$202,129	216,724		243,045		418,853	468,288
Investment interest	40,737	52,078		40,982		92,814	81,707
Total interest income	242,866	268,802		284,027		511,667	549,995
Interest expense on bonds and notes payable and bank deposits	176,459	194,580		233,148		371,039	432,597
Net interest income	66,407	74,222		50,879		140,628	117,398
Less provision (negative provision) for loan losses	3,611	10,828		(11,380)		14,440	791
Net interest income after provision for loan losses	62,796	63,394		62,259		126,188	116,607
Other income (expense):
Loan servicing and systems revenue	109,052	127,201		122,020		236,252	261,247
Education technology services and payments revenue	116,909	143,539		109,858		260,449	243,462
Solar construction revenue	9,694	13,726		4,735		23,420	13,386
Other, net	28,871	16,861		(9,167)		45,734	(24,235)
Loss on sale of loans	(1,438)	(141)		(5,461)		(1,579)	(15,753)
Impairment expense and provision for beneficial interests	(7,776)	(37)		—		(7,813)	—
Derivative market value adjustments and derivative settlements, net	3,182	9,721		2,070		12,903	(12,005)
Total other income (expense), net	258,494	310,870		224,055		569,366	466,102
Cost of services:
Cost to provide education technology services and payments	40,222	48,610		40,407		88,832	88,110
Cost to provide solar construction services	8,072	14,229		9,122		22,300	17,422
Total cost of services	48,294	62,839		49,529		111,132	105,532
Operating expenses:
Salaries and benefits	139,634	143,875		144,706		283,509	297,416
Depreciation and amortization	15,142	16,769		18,652		31,911	35,279
Other expenses	59,792	56,845		45,997		116,637	86,781
Total operating expenses	214,568	217,489		209,355		432,057	419,476
Income before income taxes	58,428	93,936		27,430		152,365	57,701
Income tax expense	(14,753)	(23,181)		(10,187)		(37,936)	(18,273)
Net income	43,675	70,755		17,243		114,429	39,428
Net loss attributable to noncontrolling interests	1,416	2,653		10,183		4,069	13,957
Net income attributable to Nelnet, Inc.	$45,091	73,408		27,426		118,498	53,385
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.23	1.98		0.73		3.22	1.43
Weighted average common shares outstanding - basic and diluted	36,525,482	37,156,971		37,468,397		36,841,227	37,406,843
(1)    During the second quarter of 2024, the company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the June 30, 2024 presentation. Refer to the company's quarterly report on Form 10-Q for the three months ended June 30, 2024 that was filed with the Securities and Exchange Commission on August 8, 2024 for additional information.

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of		As of
	June 30, 2024	December 31, 2023	(1)	June 30, 2023	(1)
Assets:
Loans and accrued interest receivable, net	$10,939,519	13,108,204		14,360,612
Cash, cash equivalents, and investments	2,041,911	2,014,819		2,106,133
Restricted cash and investments	848,283	875,348		692,256
Goodwill and intangible assets, net	198,550	202,848		234,195
Other assets	472,930	511,165		392,494
Total assets	$14,501,193	16,712,384		17,785,690
Liabilities:
Bonds and notes payable	$9,567,708	11,828,393		13,070,140
Bank deposits	890,472	743,599		731,046
Other liabilities	822,991	940,285		756,378
Total liabilities	11,281,171	13,512,277		14,557,564
Equity:
Total Nelnet, Inc. shareholders' equity	3,294,061	3,253,751		3,250,746
Noncontrolling interests	(74,039)	(53,644)		(22,620)
Total equity	3,220,022	3,200,107		3,228,126
Total liabilities and equity	$14,501,193	16,712,384		17,785,690
(1)    During the second quarter of 2024, the company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the June 30, 2024 presentation. Refer to the company's quarterly report on Form 10-Q for the three months ended June 30, 2024 that was filed with the Securities and Exchange Commission on August 8, 2024 for additional information.
Contacts:
Media, Ben Kiser, 402.458.3024, or Investors, Phil Morgan, 402.458.3038, both of Nelnet, Inc.

Non-GAAP Disclosures
(Dollars in thousands, except share data)
(unaudited)
Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. The company reports this non-GAAP information because the company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
Net income, excluding derivative market value adjustments

	Three months ended June 30,
	2024	2023
GAAP net income attributable to Nelnet, Inc.	$45,091	27,426
Realized and unrealized derivative market value adjustments (a)	(1,533)	(2,005)
Tax effect (b)	368	481
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$43,926	25,902
Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.23	0.73
Realized and unrealized derivative market value adjustments (a)	(0.04)	(0.05)
Tax effect (b)	0.01	0.01
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$1.20	0.69

(a)    "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the company’s derivative transactions with the intent that each is economically effective; however, the company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the company’s performance and in presentations with credit rating agencies, lenders, and investors.
(b)    The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.